Exhibit 10.1

LOCK-UP AGREEMENT

October 1, 2026

Inseego Corp.

9605 Scranton Road, Suite 300

San Diego, CA 92121

Re: Lock-Up Agreement

Ladies and Gentlemen:

This lock-up agreement (this “Agreement”) is being delivered to you in accordance with that certain (i) Asset Purchase Agreement (as amended, the “Purchase Agreement”) and (ii) Subscription Agreement (the “Subscription Agreement”), each dated April 30, 2026, and entered into by and between Inseego Corp., a Delaware corporation (the “Company”), and Nokia Solutions and Networks Oy, a company organized under the laws of Finland (the “Seller”). Unless otherwise specified, capitalized terms used but not otherwise defined herein have the meaning ascribed to such terms in the Purchase Agreement.

As a condition to the Company’s obligation to consummate the transactions contemplated by the Purchase Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned (the “Securityholder”) hereby agrees with the Company as follows:

1. Subject to the exceptions set forth herein, the Securityholder agrees not to, without the prior written consent of the board of directors of the Company, (a) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, any Lock-Up Securities (as such term is defined below), (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Lock-up Securities, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise or (c) publicly announce any intention to effect any transaction specified in clause (a) or (b) (the actions specified in clauses (a)-(c), collectively, “Transfer”) until (i) with respect to 50% of the Stock Consideration, 50% of the Warrants (and shares of Purchaser Common Stock issued or issuable upon exercise thereof), and 50% of the Shares (as such term is defined in the Subscription Agreement), in each case calculated as of the date hereof, one (1) year following the Closing Date, and (ii) with respect to the remaining 50% of the Stock Consideration, 50% of the Warrants (and shares of Purchaser Common Stock issued or issuable upon exercise thereof), and 50% of the Shares, in each case calculated as of the date hereof, two (2) years following the Closing Date (as applicable, the “Lock-Up Period”). As used herein, “Lock-Up Securities” means the Stock Consideration, the Warrants, the warrant to be issued pursuant to the terms of the Subscription Agreement (the “Subscription Warrant”), the Shares (as such term is defined in the Subscription Agreement), the shares of Purchaser Common Stock issued or issuable upon exercise of the Warrants or the Subscription Warrant and any other securities issued as a dividend or other distribution with respect to, in exchange for or in replacement of any of the foregoing securities.

2. The restrictions set forth in Section 1 with respect to the Lock-Up Securities shall not apply to:

(i) in the case of an entity, Transfers to another entity that is an affiliate of the undersigned, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the undersigned or affiliates of the undersigned or who shares a common investment advisor with the undersigned;

(ii) in the case of an entity, Transfers by virtue of the laws of the state of the entity’s organization and the entity’s organizational documents upon dissolution of the entity;

1

(iii) Transfers pursuant to a liquidation, merger, consolidation, third-party tender offer, stock exchange or other similar transaction which is made to all, or substantially all, holders of Common Stock or otherwise involves or results in all, or substantially all, of the Company’s securityholders having the right to exchange their shares of Common Stock for cash, securities or other property;

(iv) (A) Pledges to any third-party pledgee in a bona fide, arm’s length transaction, to the extent required as collateral to secure obligations pursuant to lending arrangements between such third party and the Securityholder and/or its affiliates, and (B) Transfers to any such third-party pledgee as a result of such Pledge;

(v) Transfers to effect the exercise of the Warrants or the Subscription Warrant (including by way of ‘cashless’ exercise), including any transfer for the payment of taxes due as a result of the exercise of the Warrants or the Subscription Warrant, provided that the shares of Common Stock received upon such exercise shall be subject to the terms of this Lock-Up Agreement;

(vi) Transfers to the Company in connection with the conversion or reclassiﬁcation of the outstanding equity securities of the Company, provided that any such securities received upon such conversion or reclassification shall be subject to the terms of this Lock-Up Agreement; and

(vii) Transfers pursuant to an order of a court or regulatory agency or otherwise to comply with applicable laws or regulations.

provided, however, that in the case of clauses (i), (ii) or (iv)(B), these permitted transferees must enter into a written agreement, in substantially the form of this Agreement, agreeing to be bound by these Transfer restrictions. For purposes hereof, “affiliate” shall have the meaning set forth in Rule 405 under the Securities Act of 1933, as amended.

In addition, after the Closing Date, if there is a Change of Control, then upon the consummation of such Change of Control, all Lock-up Securities shall be released from the restrictions contained herein. A “Change of Control” means: (a) the sale of all or substantially all of the consolidated assets of the Company and the Company’s subsidiaries to a third-party purchaser; (b) a sale resulting in a majority or more of the voting power of the Company being held by a Person or a “group” (within the meaning of the Exchange Act) that did not own a majority of the voting power of the Company prior to such sale; or (c) a merger, consolidation, recapitalization or reorganization of the Company with or into a third-party purchaser that results in the inability of the pre-transaction equity holders to designate or elect a majority of the board of directors (or its equivalent) of the resulting entity or its parent company.

3. For the avoidance of any doubt, the Securityholder shall retain all of its rights as a stockholder of the Company during the Lock-up Period, including the right to vote, and to receive any dividends and distributions in respect of, any Lock-Up Securities.

4. If any Transfer is made or attempted contrary to the provisions of this Letter Agreement, such purported Transfer shall be null and void ab initio, and the Company and any duly appointed transfer agent shall refuse to make any such Transfer or recognize any such purported transferee of the Lock-Up Securities as an equity holder of the Company for any purpose.

5. During the applicable Lock-up Period, stop transfer orders shall be placed against the Lock-Up Securities and each certificate or book entry position statement evidencing any Lock-Up Securities shall be stamped or otherwise imprinted with a legend in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A LOCK-UP LETTER AGREEMENT, DATED AS OF OCTOBER 1, 2026, DELIVERED BY THE ISSUER’S SECURITY HOLDER NAMED THEREIN, AS AMENDED. A COPY OF SUCH LOCK-UP AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

2

After the expiry of each applicable Lock-up Period, the Company shall promptly take, and shall cause to be taken, all steps and actions that may reasonably be requested by the Securityholder or the Company’s transfer agent in order to cause the removal of any restrictive legends regarding the restrictions contained in this Agreement relating to the relevant Lock-Up Securities.

6.Notwithstanding the contrary, the Company hereby acknowledges and agrees that the Securityholder shall not be deemed an “Insider” or a “Pre-Clearance Person” under the Company’s insider trading policy, as in effect from time to time, in each case, as defined therein, and that the restrictions, limitations and other procedures under the Company’s insider trading policy, as in effect from time to time, shall not apply to the Securityholder, in each case as a result of the Securityholder’s acquisition or ownership of the Lock-Up Securities.

7. This Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by the undersigned (i) Securityholder and (ii) the Company.

8. No party hereto may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written consent of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Agreement shall be binding on the Securityholder and each of its respective successors, heirs and assigns and permitted transferees.

9. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflict of laws. Any suit, action or other proceeding arising out of or relating to this Agreement shall be brought exclusively in the Delaware Court of Chancery, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action, the United States District Court for the District of Delaware and each of the parties hereto hereby submits to the exclusive jurisdiction of such courts for the purpose of any such suit, action or other proceeding. Each party agrees to commence any action, suit or proceeding relating thereto in the Delaware Chancery Court. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

10. This Agreement shall terminate on the expiration of the Lock-up Period.

[Signature Page Follows]

3

Very truly yours,

Name of Securityholder:

NOKIA SOLUTIONS AND NETWORKS OY

By: /s/ Iida Keihaskoski

Name: Iida Keihaskoski

Title: Authorized Signatory

By: /s/ Pasi Virtanen

Name: Pasi Virtanen

Title: Authorized Signatory

4